                           LYONDELL CHEMICAL COMPANY

                                  SUBSIDIARIES

                                                                    Jurisdiction
Name                                              Type of Entity    of Formation
----                                            ------------------- ------------
Equistar Chemicals, LP......................... limited partnership Delaware
Lyondell Chemical Nederland, Ltd............... corporation         Delaware
Lyondell Chemical Worldwide, Inc............... corporation         Delaware
Lyondell Chimie France SNC..................... partnership         France
LYONDELL-CITGO Refining LP..................... limited partnership Delaware
POSM II Limited Partnership, L.P............... limited partnership Delaware

                                   EXHIBIT 21